Exhibit 99.1

For additional information contact:
Richard S. DeRose (703) 293-7901
For immediate release

Information Analysis, Inc. Reports First Quarter Profit

FAIRFAX, VIRGINIA – Information Analysis, Inc. (IAIC:OTCBB) today reported results for the first fiscal quarter ended March 31, 2004. Revenues were $2,116,000, up 130% from the $920,000 reported in 2003’s first quarter. The Company reported a net profit of $53,000, or $0.01 per share, compared to a loss of $191,000, or $0.02 per share, in 2003’s first quarter.

The Company attributes the improvement in the first quarter in comparison to the first quarter of 2003 to continued sales success and to reducing our cost structure. Sandor Rosenberg, Chairman and Chief Executive Officer of IAI said, “We are pleased with the results of the first quarter. We feel that the Company is continuing to build momentum from the past two quarters of last year which is steering us toward a successful year.

“The Company is continuing the active pursuit of the conversion and system modernization business in addition to developing business opportunities in the area of Web applications. We have been working on some large opportunities which should significantly build our pipeline for the second half of the year and carry us well into 2005.

“We still are in merger and acquisition discussions with a number of firms.”

About Information Analysis Incorporated

Information Analysis Incorporated (www.infoa.com), headquartered in Fairfax, Virginia, is an information technology services company. The Company is a web solution provider and software conversion specialist, modernizing legacy systems and extending their reach to the Internet world.

Additional information for investors

This release may contain forward-looking statements regarding the Company’s business, customer prospects, or other factors that may affect future earnings or financial results. Such statements involve risks and uncertainties which could cause actual results to vary materially from those expressed in the forward-looking statements. Investors should read and understand the risk factors detailed in the Company’s 10-KSB for the fiscal year ended December 31, 2003 and in other filings with the Securities and Exchange Commission.

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Information Analysis Reports First Quarter Results

May 18, 2004

Information Analysis Incorporated

Condensed Consolidated Income Statements

	Three months ended March 31,
(in thousands, except per share data; unaudited)	2004	2003
Net revenue:
Professional fees	$1,990	$826
Software sales	126	94

Total revenue	2,116	920

Cost of goods sold and services provided:
Cost of professional fees	1,661	622
Cost of software sales	66	84

Total cost of sales	1,727	706

Gross margin	389	214
Operating expenses:
Sales, general and administrative	328	401

Total operating expenses	328	401

Operating income (loss)	61	(187)
Other expense	(8)	(4)

Income (loss) before income taxes	53	(191)
Provision for income taxes	—	—

Net income (loss)	$53	$(191)

Net income (loss) per share:
Basic	$0.01	$(0.02)

Diluted	$0.01	$(0.02)

Shares used in calculating earnings per share:
Basic	10,283,515	10,283,515
Diluted	10,944,470	10,283,515

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Information Analysis Reports First Quarter Results

May 18, 2004

Information Analysis Incorporated and Subsidiaries

Consolidated Balance Sheets

	As of: March 31, 2004	As of: December 31, 2003
	(unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$3	$318
Accounts receivable, net	1,387	1,521
Prepaid expenses	128	116
Note receivable	85	85
Capitalized software, net	42	63
Other receivables	17	16

Total current assets	1,662	2,119

Fixed assets, net	28	31
Investments	6	6
Other assets	37	37

Total assets	$1,733	$2,193

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,143	$1,151
Other accrued liabilities	311	312
Accrued payroll and related payroll items	262	215
Revolving line of credit	158	689
Notes payable	125	125
Deferred revenue	116	136

Total liabilities	2,115	2,628

Common stock, par value $0.01, 30,000,000 shares authorized; 11,788,126 shares issued, 10,283,515 outstanding at March 31, 2004 and December 31, 2003	118	118
Additional paid in capital	14,122	14,122
Accumulated deficit	(13,762)	(13,815)
Accumulated other comprehensive income	(6)	(6)
Less treasury stock; 1,504,611 shares at cost	(854)	(854)

Total stockholders’ equity	(382)	(435)

Total liabilities and stockholders’ equity	$1,733	2,193